EXHIBIT 10.2

                               [graphic omitted]
                        KELLER ENTERTAINMENT GROUP, INC.

                 14225 Ventura Boulevard o Sherman Oaks, CA 91423
              Telephone (818) 981-4950 o Facsimile (818) 531-6224

July 28, 2003

David J. Feingold. Esq.
Worldwide Film Funding, Inc.
433 Plaza Real
Suite 275
Boca Raton, FL 33432

RE: "Wyland's World" (hereinafter referred to as the "Project")

Dear David:

This letter shall confirm and set forth the Agreement by and between Keller Entertainment Group, Inc. (hereinafter referred to as "KEG" and Worldwide Film Funding, The. (hereinafter referred to as "WFF") in correction with the above referenced Project.

Whereas, KEG has entered into an agreement as set forth in Exhibit "A" with WWR Productions, LLC (hereinafter referred to as "WWR") to produce and distribute a half hour television series entitled "Wyland's World" (i.e., the "Project").

Whereas, WFF is preparing a Private Placement Memorandum (hereinafter referred to as the "PPM") and desires to include the Project therein.

Therefore, KEG and WFF hereby agree to the following terms and conditions in connection with the above referenced Project:

     1. First Look Option: KEG hereby grants WFF a First Look Option to provide $2 Million U.S. Dollars to fund the production of thirteen
          (13) commercial half hour episodes of the Project. In the event that KEG receives an offer for financing the Project from a third party, KEG shall provide WFF with written notice thereof and WFF shall be given two (2) weeks to match said third party's offer and the terms and condition therein. If WFF is unable to match said offer, KEG shall provide written notice to WFF that its option has expired and shall be free to enter into an agreement with the third partys.

     2. Term of First Look Option: KEG hereby grants a fast look option to WFF for a six (6) month period commencing on August 1, 2003 and terminating on January 31, 2004.

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     3.   Exercise of Option: Provided, that WFF's option for this project has not expired and WFF is successful in funding the PPM or any portion thereof WFF must exercise its option and WFF must provide $2 Million U.S. Dollars to KEG for the production of thirteen half hour episodes of the Project.

     4. Disposition of Gross Receipts: Gross Receipts shall be defined as 100% of the Gross Receipts actually received by KEG from the exploitation of the Project. WFF and KEG hereby agree to the following allocation and disposition of gross receipts:

               i. First, KEG distribution fee and expenses shall be recouped from Gross Receipts;

               ii. Second, the production cost in the amount of $2 Million U.S. Dollars shall be disbursed to WFF; and

               iii. Third, the remaining balance of Gross Receipts (hereinafter referred to as "Adjusted Gross Receipts") shall be disposed of as follows:

                         a. 25% of the Adjusted Gross Receipts shall be
                            payable to WFF;

                         b. 25% of the Adjusted Gross Receipts shall be payable
                            to KEG

                         c. 50% of the Adjusted Gross Receipts shall be payable
                            to WWR.

     5. Accounting & Audit: KEG agrees to maintain accurate books and records regarding the Disposition of Gross Receipts and agrees to account to WFF on a semi-annual basis and accompanied by payment if due, within sixty (60) days after the end of each quarter. However, in the event that no Gross Receipts have accrued in that accounting period, then KEG shall not be required to account to WFF. WFF may audit KEG's applicable records on an annual basis, subject to two (2) weeks prior written notice to KEG.

     6. Relationship of Parties: Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto, or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this clause, and neither party shall be or become liable by any representation, act or omission of the other contrary to fine provisions hereof. This Agreement is not for the benefit of any, third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not. Nothing in this agreement, whether express or implied, is intended to require WWR, or its members and/or KEG to perform any action or to fulfill any obligation other than as expressly stated herein. Nor shall any provision of this agreement be deemed to supplement, modify or amend any terms provision or condition of Exhibit "A" to which KEG and WWR remain bound.

     7. WWF's Representations & Warranties: WFF represents and warrants that it shall comply with all applicable state and federal laws and has or shall receive all required permits and/or exemptions for the PPM.


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     8.   Indemnification: WFF hereby indemnifies and shall hold harmless both
          KEG and WWR and their respective parents, subsidiaries, affiliates, assignees, licensees, members, directors, officers, and representatives from any and all claims, costs, liabilities, obligations, judgments or damages (including reasonable attorneys' fees) which may be brought against any of the above by way of WWF's representations in connection with the PPM. WFF hereby indemnifies and holds WWR and its members and KEG harmless for any claims which may be brought, for any reason, in any way connected with WFF's Private Placement, not merely WFF's representation in connection with the PPM.

     9. Transfer of Agreement: WFF may not grant, assign, or sublicense this Agreement or any of its rights or obligations hereunder to any third party except upon KEG's prior written consent thereof.

     10. Notices: All written notices, payments, accountings and other correspondence shall be made to the parties as follows with a copy via fax to:

                    Attn: Micheline H. Keller
                    Keller Entertainment Group, Inc.
                    14225 Ventura Boulevard
                    Sherman Oaks, CA 91423
                    Fax: (818) 501-6224

                    Attn: David Feingold
                    Worldwide Firm Funding
                    433 Plaza Real
                    Suite 275
                    Boca Raton, FL 33432
                    Fax: (561) 630-8936

     11. Modifications: No modifications shall be valid unless in writing and executed by both parties.

     12.  Other Terms:

               i. WFF and KEG hereby agree and acknowledge that the terms and conditions of KEG's agreement with WWR Productions in connection with the Project have been disclosed to and approved by WFF. Further, said agreement is attached hereto as Exhibit "A" and is incorporated by reference as though set forth in full herein.

               ii. WFF and KEG hereby agree that KEG shall act as the distributor for the Project and shall charge distribution fees and expenses as outlined in Exhibit "A".

               iii. WFF hereby agrees to include only the concept of "Wyland's
                    World" in the PPM. WFF is not authorized under this agreement to include the


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                    likeness of Wyland in connection with the PPM or to infer or imply that Wyland, WWR or KRG endorse the terms and conditions of the PPM or any part thereof

               iv. WFF amd KEG hereby agree and acknowledge that KEG makes no guarantee as to the amount of gross receipts that shall be collected at connection with distributing the Project nor does KEG make any warranty or guarantee as to WFF's return on its investment in the Project.

               v. Any disputes under this Agreement will be resolved by final and binding arbitration under the Rules for International Arbitration of the American Film Marketing Association in effect when the arbitration is filed (the "AFMA Rules"). Each party waives any right to adjucate any dispute in any other court or forum except a party may seek interim relief as allowed by the AFMA Rules. The arbitration will be held in Los Angeles, California. This Agreement shall be deemed made and is to be construed and interpreted under the laws of the State of California applicable to contracts entered into and totally performed therein. The parties will abide by any decision in the arbitration and ant court having jurisdiction may enforce it.

The parties agree that the foregoing terms and conditions may be included in a more formal agreement, but until and unless such other agreement is fully executed by the parties, the above provisions shall constitute a binding agreement between the parties and shall constitute the entire understanding between the parties hereto and supersedes all prior agreement or understandings, whether oral or written.

If the above meets your approval, please sign where indicated below and we will counter-execute and return a fully executed copy to you.


Sincerely,

KIRT EFTEKHAR
Vice President

cc: Max Keller
    Micheline H. Keller

AGREED TO AND UNDERSTOOD BY:

        "KEG"                                       "WFF"
KELLER ENTERTAINMENT GROUP,                   WORLDWIDE FILM FUNDING,
INC.                                          INC.

By: /s/ Max Keller                            By: /s/ Gary Gordon
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AGREED TO AND UNDERSTOOD BY:

        "KEG"                                       "WFF"
KELLER ENTERTAINMENT GROUP,                   WORLDWIDE FILM FUNDING,
INC.                                          INC.

By: /s/ Max Keller                            By: /s/ Gary Gordon
    -------------------------                     ------------------------------

Its: President                                Its: President
     ------------------------                      -----------------------------

Date: 8/13/03                                 Date: 8/13/03
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ACKNOWLEDGEMENT AND CONSENT TO THE ABOVE AGREEMENT:

"WWR"
WWR PRODUCTIONS, LLC

By: /s/ Bill Wyman
    -------------------------
Its:
     ------------------------

Date:
      -----------------------


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Its:                                          Its:
     ------------------------                      -----------------------------

Date:                                         Date:
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ACKNOWLEDGEMENT AND CONSENT TO THE ABOVE AGREEMENT:

"WWR"
WWR PRODUCTIONS, LLC

By: /s/ Bill Wyman
    -------------------------
Its: Co-Principal
     ------------------------

Date: 8-11-2003
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